Exhibit 99.1

athenahealth, Inc. Reports Fourth Quarter and Full Year 2011 Results

•	33% Revenue Growth Over Fourth Quarter of 2010

•	GAAP Net Income of $5.3 Million, or $0.15 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $9.3 Million, or $0.26 Per Diluted Share

WATERTOWN, MA – February 15, 2012 - athenahealth, Inc. (NASDAQ: ATHN) (the “Company”), a leading provider of cloud-based practice management, electronic health record (EHR), and care coordination services to medical groups, today announced financial and operational results for the fourth quarter and full year 2011. The Company will conduct a conference call tomorrow, Thursday, February 16, 2012, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

Total revenue for the three months ended December 31, 2011, was $92.5 million, compared to $69.4 million in the same period last year, an increase of 33%. Full year 2011 revenue was $324.1 million, compared to full year 2010 revenue of $245.5 million, an increase of 32%.

“During 2011, athenahealth gained a new set of game stakes in our ongoing effort to build a national health information backbone. With the advent of athenaCoordinator and permission from the government to form a two-sided market for health information exchange, this new service platform positions athenahealth to create a healthy, sustainable market for health information exchange and the beginning of a market for improving the quality of care,” said Jonathan Bush, the Company’s Chairman, President, and Chief Executive Officer. “We have everything we need to incubate health care’s first high-security social network.”

Bush continued, “Meanwhile, our core business kept true to our mission of becoming medical care givers’ most trusted service. We turned in great numbers, increased our credibility with our clients through Meaningful Use and ANSI 5010 preparation, and were gratified with excellent client satisfaction and top KLAS rankings for our athenaCollector and athenaClinicals service offerings. We remain focused on differentiating our service offerings from the legacy software model and will be expanding the swath of work we do for our clients. We have a lot to execute on during 2012, and the athenahealth team is already marching forward.”

For the three months ended December 31, 2011, Non-GAAP Adjusted Gross Margin was 64.2%, down from 66.3% in the same period last year. Non-GAAP Adjusted EBITDA increased slightly to $20.7 million, or 22.4% of total revenue, from Non-GAAP Adjusted EBITDA of $20.2 million, or 29.1% of total revenue, in the same period last year. For the three months ended December 31, 2011, GAAP net income was $5.3 million, or $0.15 per diluted share, and Non-GAAP Adjusted Net Income was $9.3 million, or $0.26 per diluted share. See “Use of Non-GAAP Financial Measures” below.

“We delivered strong top line and bottom line results during 2011 and exceeded our internal goals across the board,” said Tim Adams, the Company’s Chief Financial Officer. “We achieved over 30% revenue growth for the 12th year in a row and increased our installed base across all of our existing service offerings. As we look forward to 2012, we will invest in both growth and innovation in order to continue our 30% growth trajectory and to capitalize on our unique market position.”

For the year ended December 31, 2011, Non-GAAP Adjusted Gross Margin was 63.8%, up from 62.4% for full year 2010. Non-GAAP Adjusted EBITDA grew to $70.6 million, or 21.8% of total revenue, from Non-GAAP Adjusted EBITDA for 2010 of $51.0 million, or 20.8% of total revenue. For full year 2011,

GAAP net income was $19.0 million, or $0.53 per diluted share. Non-GAAP Adjusted Net Income for the year was $31.8 million, or $0.88 per diluted share. See “Use of Non-GAAP Financial Measures” below.

Key metrics and milestones in the fourth quarter and full year 2011 included the following:

•	$2.0 billion in collections posted to client accounts in the fourth quarter of 2011, compared to $1.6 billion in the same quarter of 2010

•	$7.3 billion in collections posted to client accounts in all of 2011, compared to $5.9 billion in all of 2010

•	38.9 average client Days in Accounts Receivable (DAR) in the fourth quarter of 2011, compared to 38.8 average client DAR in the same quarter of 2010

•	32,740 active medical providers using athenaCollector® at December 31, 2011, 23,210 of whom were physicians, compared to 27,114 providers and 19,197 physicians at December 31, 2010

•	6,525 active medical providers using athenaClinicals® at December 31, 2011, 4,662 of whom were physicians, compared to 3,348 providers and 2,383 physicians at December 31, 2010

•	5,830 active medical providers using athenaCommunicator® at December 31, 2011, 4,098 of whom were physicians, compared to 1,213 providers and 736 physicians at December 31, 2010

As of December 31, 2011, the Company had cash, cash equivalents, and available-for-sale investments of $138.5 million. The Company does not have any outstanding debt obligations.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.

Conference Call Information

To participate in the Company’s live conference call and webcast, please dial 800-446-2782 (or 847-413-3235 for international calls) using conference code No. 31557729, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 31557729. A webcast replay will also be archived on the Company’s website.

About athenahealth

athenahealth, Inc. is a leading provider of cloud-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and care coordination services. For more information, please visit http://www.athenahealth.com/ or call (888) 652-8200.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance, growth, and business outlook; statements regarding the benefits of the Company’s service offerings, the creation of a sustainable market for health information exchange and a social network for health care, the security of the Company’s services, the expansion of the types of tasks the Company performs for its clients, and the Company’s continued investment in growth and development; and statements found under the Company’s Reconciliation of Non-GAAP Financial Measures section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with the acquisition and integration of companies and new technologies, including those related to the Company’s ability to successfully integrate the athenaCoordinator SM service and successfully scale the Proxsys services and technologies to achieve expected synergies; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contacts:

Dana Quattrochi (Investors)

Director, Investor Relations

athenahealth, Inc.

(617) 402-1329

investorrelations@athenahealth.com

John Hallock (Media)

Director, Corporate Communications

athenahealth, Inc.

(617) 402-1428

media@athenahealth.com

athenahealth, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share amounts)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$57,781	$35,944
Short-term investments	62,084	80,231
Accounts receivable - net	49,038	36,870
Deferred tax assets	5,245	3,856
Prepaid expenses and other current assets	8,988	6,749

Total current assets	183,136	163,650

Property and equipment - net	52,275	31,899
Restricted cash	5,007	8,691
Software development costs - net	6,974	3,642
Purchased intangibles - net	20,052	12,651
Goodwill	47,307	22,450
Deferred tax assets	12,532	10,959
Investments and other assets	21,503	7,228

Total assets	$348,786	$261,170

Liabilities & Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$—	$2,909
Accounts payable	6,318	559
Accrued compensation	28,176	19,178
Accrued expenses	17,774	10,981
Current portion of deferred revenue	6,345	4,978
Interest rate derivative liability	—	490
Current portion of deferred rent	960	1,497

Total current liabilities	59,573	40,592
Deferred rent, net of current portion	2,932	5,960
Deferred revenue, net of current portion	44,281	35,661
Other long-term liabilities	5,529	1,897
Debt and capital lease obligations, net of current portion	—	6,307

Total liabilities	112,315	90,417

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at December 31, 2011 and 2010, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 36,678 shares issued, and 35,400 shares outstanding at December 31, 2011 35,808 shares issued and 34,530 shares outstanding at December 31, 2010	367	358
Additional paid-in capital	247,131	200,339
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive (loss) income	(101)	28
Accumulated deficit	(9,726)	(28,772)

Total stockholders’ equity	236,471	170,753

Total liabilities and stockholders’ equity	$348,786	$261,170

athenahealth, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue:
Business services	$89,293	$67,094	$312,768	$237,145
Implementation and other	3,219	2,272	11,299	8,393

Total revenue	92,512	69,366	324,067	245,538

Expense:
Direct operating	34,810	24,419	122,795	96,582
Selling and marketing	23,235	14,689	79,775	52,675
Research and development	6,957	4,905	23,343	18,448
General and administrative	13,405	9,649	48,711	43,119
Depreciation and amortization	4,826	3,171	16,710	11,117

Total expense	83,233	56,833	291,334	221,941

Operating income	9,279	12,533	32,733	23,597

Other income (expense):
Interest income	96	90	396	309
Interest expense	(77)	(316)	(314)	(753)
Gain (loss) on interest rate derivative contract	—	276	(73)	(199)
Other income	30	50	138	146

Total other income (expense)	49	100	147	(497)

Income before income taxes	9,328	12,633	32,880	23,100
Income tax provision	(3,999)	(5,330)	(13,834)	(10,396)

Net income	$5,329	$7,303	$19,046	$12,704

Net income per share - Basic	$0.15	$0.21	$0.54	$0.37

Net income per share - Diluted	$0.15	$0.21	$0.53	$0.36

Weighted average shares used in computing net income per share:
Basic	35,392	34,419	35,046	34,181
Diluted	36,492	35,278	36,050	35,204

athenahealth, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Years Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,046	$12,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,030	12,956
Amortization of premiums on investments	1,579	1,152
Provision for uncollectible accounts	1,122	1,772
Deferred income taxes	(2,962)	1,013
Excess tax benefit from stock-based awards	(14,208)	(9,245)
Stock-based compensation expense	18,901	14,477
Increase (decrease) in fair value of contingent consideration	40	(250)
Loss on interest rate derivative contract	73	199
Changes in operating assets and liabilities:
Accounts receivable	(12,130)	(5,319)
Prepaid expenses and other current assets	11,787	5,461
Other long-term assets	489	(243)
Accounts payable	688	(1,024)
Accrued expenses	10,887	4,425
Deferred revenue	9,987	7,917
Deferred rent	(3,565)	(1,275)

Net cash provided by operating activities	60,764	44,720

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(7,779)	(3,881)
Purchases of property and equipment	(16,696)	(15,932)
Proceeds from sales and disposals of property and equipment	—	363
Proceeds from sales and maturities of investments	168,083	110,741
Purchases of short term and long-term investments	(165,657)	(145,443)
Payments for acquisitions	(34,882)	—
Change in restricted cash	3,684	525

Net cash used in investing activities	(53,247)	(53,627)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans	14,097	8,606
Excess tax benefit from stock-based awards	14,208	9,245
Payment of contingent consideration accrued at acquisition date	(3,355)	(195)
Financing fee for line of credit	(741)	—
Payment to terminate interest rate derivative contract	(563)	—
Payments on long term debt and capital lease obligations	(9,216)	(3,535)

Net cash provided by financing activities	14,430	14,121

Effects of exchange rate changes on cash and cash equivalents	(110)	204

Net increase in cash and cash equivalents	21,837	5,418
Cash and cash equivalents at beginning of year	35,944	30,526

Cash and cash equivalents at end of year	$57,781	$35,944

Non-cash transactions
Property and equipment recorded in accounts payable and accrued expenses	$8,066	$214

Tax benefit recorded in prepaid expenses and other current assets	$13,803	$7,547

Fair value of Contingent Consideration at acquisition date	$6,836	$—

Property and equipment acquired under capital leases	$—	$363

Additional disclosures
Cash paid for interest	$183	$873

Cash paid for taxes	$2,708	$1,636

athenahealth, Inc.

STOCK-BASED COMPENSATION EXPENSE

(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation expense for the three and twelve months ended December 31, 2011 and 2010:

	Three months ended December 31,		Twelve months ended December 31,
Stock-based compensation expense charged to:	2011	2010	2011	2010
Direct operating	$948	$577	$3,173	$2,298
Selling and marketing	1,721	969	5,645	3,509
Research and development	815	542	2,311	2,014
General and administrative	2,385	1,934	7,772	6,656

Total	$5,869	$4,022	$18,901	$14,477

athenahealth, Inc.

CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS

(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Cash, cash equivalents	$57,781	$35,944
Short-term investments	62,084	80,231
Long-term investments*	18,619	5,592

Total	$138,484	$121,767

*	In 2010, the Company began purchasing certain available-for-sale investments that had a maturity date longer than one-year, which it classifies in investments and other assets on the consolidated balance sheet.

athenahealth, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Please note that these figures may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin

Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended December 31		Twelve Months Ended December 31
	2011	2010	2011	2010
Total revenue	$92,512	$69,366	$324,067	$245,538
Direct operating expense	34,810	24,419	122,795	96,582

Total revenue less direct operating expense	57,702	44,947	201,272	148,956
Add: Stock-based compensation expense allocated to direct operating expense	948	577	3,173	2,298
Add: Amortization of purchased intangibles	761	460	2,230	1,840

Non-GAAP Adjusted Gross Profit	$59,411	$45,984	$206,675	$153,094

Non-GAAP Adjusted Gross Margin	64.2%	66.3%	63.8%	62.4%

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended December 31		Twelve Months Ended December 31
(unaudited, in thousands)	2011	2010	2011	2010
Total revenue	$92,512	$69,366	$324,067	$245,538

GAAP net income	5,329	7,303	19,046	12,704
Add: Provision for income taxes	3,999	5,330	13,834	10,396
Add: Total other (income) expense	(49)	(100)	(147)	497
Add: Stock-based compensation expense	5,869	4,022	18,901	14,477
Add: Depreciation and amortization	4,826	3,171	16,710	11,117
Add: Amortization of purchased intangibles	761	460	2,230	1,840

Non-GAAP Adjusted EBITDA	$20,735	$20,186	$70,574	$51,031

Non-GAAP Adjusted EBITDA Margin	22.4%	29.1%	21.8%	20.8%

Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	Three Months Ended December 31		Twelve Months Ended December 31
(unaudited, in thousands)	2011	2010	2011	2010
Total revenue	$92,512	$69,366	$324,067	$245,238

GAAP net income	5,329	7,303	19,046	12,704
Add: Provision for income taxes	3,999	5,330	13,834	10,396
Add: Total other (income) expense	(49)	(100)	(147)	497
Add: Stock-based compensation expense	5,869	4,022	18,901	14,477
Add: Amortization of purchased intangibles	761	460	2,230	1,840

Non-GAAP Adjusted Operating Income	$15,909	$17,015	$53,864	$39,914

Non-GAAP Adjusted Operating Income Margin	17.2%	24.5%	16.6%	16.3%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

	Three Months Ended December 31		Twelve Months Ended December 31
(unaudited, in thousands except per share amounts)	2011	2010	2011	2010
GAAP net income	$5,329	$7,303	$19,046	$12,704
Add: (Gain) loss on interest rate derivative contract	—	(276)	73	199
Add: Stock-based compensation expense	5,869	4,022	18,901	14,477
Add: Amortization of purchased intangibles	761	460	2,230	1,840

Sub-total of tax deductible items	6,630	4,206	21,204	16,516
(Less): Tax impact of tax deductible items (1)	(2,652)	(1,682)	(8,482)	(6,606)

Non-GAAP Adjusted Net Income	$9,307	$9,827	$31,768	$22,614

Weighted average shares - diluted	36,492	35,278	36,050	35,204

Non-GAAP Adjusted Net Income per Diluted Share	$0.26	$0.28	$0.88	$0.64

(1) - Tax impact calculated using a statutory tax rate of 40%

	Three Months Ended December 31		Twelve Months Ended December 31
(unaudited, in thousands except per share amounts)	2011	2010	2011	2010
GAAP net income per share - diluted	$0.15	$0.21	$0.53	$0.36
Add: (Gain) loss on interest rate derivative contract	—	(0.01)	0.00	0.01
Add: Stock-based compensation expense	0.16	0.12	0.52	0.41
Add: Amortization of purchased intangibles	0.02	0.01	0.06	0.05

Sub-total of tax deductible items	0.18	0.12	0.59	0.47

(Less): Tax impact of tax deductible items (1)	(0.07)	(0.05)	(0.24)	(0.19)

Non-GAAP Adjusted Net Income per Diluted Share	$0.26	$0.28	$0.88	$0.64

Weighted average shares - diluted	36,492	35,278	36,050	35,204

(1) - Tax impact calculated using a statutory tax rate of 40%

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, and amortization of purchased intangibles, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before (gain) loss on interest rate derivative contract, stock-based compensation expense, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the Company’s performance during the period in which the expense is incurred.

•

Amortization of purchased intangibles — purchased intangibles are amortized over their estimated useful life and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charge does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

•

Gains and losses on interest rate derivative contract — excluded because, until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.